Exhibit 16

June 26, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Harrow, Inc. dated June 24, 2024, and are in agreement with those statements.

/s/ KMJ Corbin & Company LLP

Irvine, California